[LANGER, INC. LOGO]




CONTACT:  Linda Grassia
          Communications Manager
          (631) 667-1200, ext. 124

          Anthony J. Puglisi
          Vice President and
          Chief Financial Officer
          (631) 667-1200, ext. 233


FOR IMMEDIATE RELEASE
---------------------


                        LANGER, INC. REPORTS RESULTS FOR
                       THREE-MONTHS ENDED MARCH 31, 2003;
                   CONFERENCE CALL SCHEDULED FOR MAY 14, 2003

         Deer Park, New York - May 13, 2003- Langer, Inc. (NASDAQ:GAIT) today reported a net loss for the three-month period ended March 31, 2003 of ($258,081) or ($.06) per fully diluted share, as compared to a net loss for the three-month period ended March 31, 2002 of ($296,568) or ($.07) per fully diluted share.

         Net sales for the three months ended March 31, 2003 were $5,585,178 or 78% above net sales of $3,138,619 for the comparable period in 2002. Net sales for the three months ended March 31, 2003 attributable to the previously announced acquisitions of Benefoot and Bi-Op were $1,901,940.

         Net sales of custom orthotics approximated $4,201,000 for the three months ended March 31, 2003, an increase of 56% over approximately $2,685,000 for the comparable prior period. Net sales of custom orthotics for the first quarter of 2003 included approximately $1,033,000 related to the acquisitions of Benefoot and Bi-Op. Net sales of custom orthotics for the first quarter of 2003, exclusive of the net sales attributable to acquisitions, increased 18% as compared to the first quarter of 2002.

         Net sales of distributed products for the quarter ended March 31, 2003 were approximately $1,384,000 as compared to approximately $454,000 for the quarter ended March 31, 2002. Net sales of distributed products for the first quarter of 2003 included approximately $869,000 attributable to the acquisitions of Benefoot and Bi-Op. Net sales of distributed products for the first quarter of 2003, exclusive of the net sales attributable to acquisitions, increased 14% as compared to the first quarter of 2002.

         Andrew H. Meyers, Langer's President and Chief Executive Officer, said, "We are pleased with the internal double digit growth we achieved in both business segments. Our new ankle foot orthosis line continues to exceed expectations while expanded penetration of our distribution products into our customers helped achieve record growth in net sales." Meyers continued "Langer's 2003 strategies are focused on improving productivity and increasing profitability while growing the customer base."

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         Regarding the strategies relating to the Bi-Op acquisition, Mr. Meyers added "We have instituted a plan to start moving fabrication of select custom orthotic products for our Canadian customers to Bi-Op. Fabrication in Montreal of the first of these products is expected to begin by the third quarter of 2003 and we plan to slowly move the fabrication of the remainder of these products to Montreal throughout the rest of 2003 with a target completion by the first quarter of 2004."

         Langer will be hosting a conference call on May 14, 2003, at 11:00 AM
(EST) to discuss the results for the three-month period ended March 31, 2003. The conference call will be in a 'listen only' mode. There are two ways to participate in the conference call--via conference call or webcast. Callers in the United States and Canada may dial in at (800) 575-5790 or (719) 457-5206. Callers should dial in five to ten minutes before the scheduled start time and reference the pass code of 746073. Access the webcast by visiting Langer, Inc.'s website (http://www.langerinc.com). You may listen by clicking on the microphone.

         An archived copy of the call will be available to replay beginning at 2 pm on May 14 by accessing the Langer homepage or typing the following information into your web browser: http://www.firstcallevents.com/service/ ajwz381830634gf12.html

         Langer, Inc., based in Deer Park, Long Island, New York with additional fabricating facilities in Brea, California, Montreal, Canada and Stoke-On-Trent, UK, and a sales office in Toronto, Canada, is a leading provider of high quality orthotics and gait-related products sold to practitioners treating musculo-skeletal disorders.

         Statements in this press release may be "forward-looking statements." These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "intends," "estimates," "projects," "could," "may," "will," "should", or "anticipates" or the negative thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results covered by the forward-looking statements will be achieved. Such forward-looking statements include, but are not limited to, those relating to the Company's financial and operating prospects, future opportunities, the Company's acquisition strategy and ability to integrate acquired companies and assets, outlook of customers, and reception of new products, technologies, and pricing. In addition, such forward looking statements involve known and unknown risks, uncertainties, and other factors including those described from time to time in the Company's Registration Statement on Form S-3, most recent Form 10-K and 10-Q's and other Company filings with the Securities and Exchange Commission which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Also, the Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if any such risks and uncertainties develop into actual events. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.


                                       ###




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                                  LANGER, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                    THREE MONTHS ENDED MARCH 31,

                                                       2003            2002
                                                   -----------      -----------

Net sales                                          $ 5,585,178      $ 3,138,619
Cost of sales                                        3,789,821        2,023,262
                                                   -----------      -----------
   Gross profit                                      1,795,357        1,115,357

Selling expenses                                       521,897          712,133
General and administrative expenses                  1,069,253          770,395
                                                   -----------      -----------
   Operating income (loss)                              13,971         (176,935)
                                                   -----------      -----------
Other income (expense):
Interest income                                         46,295          (75,367
Interest expense                                      (214,489)        (146,508)
Other                                                  (59,258)         (44,492)
                                                   -----------      -----------
   Other income (expense), net                        (227,452)        (115,633)
                                                   -----------      -----------
   Income (loss) before income taxes                  (213,481)        (292,568)
Provision for income taxes                              44,600            4,000
                                                   -----------      -----------
   Net income (loss)                               $  (258,081)     $  (296,568)
                                                   ===========      ===========
Weighted average number of common shares used
  in computation of net income (loss) per share:
       Basic                                         4,362,907        4,200,922
                                                   ===========      ===========
       Diluted                                       4,362,907        4,200,922
                                                   ===========      ===========
Net income (loss) per common share:
       Basic                                       $      (.06)     $      (.07)
                                                   ===========      ===========
       Diluted                                     $      (.06)     $      (.07)
                                                   ===========      ===========